Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2021 relating to the financial statements of Vector Acquisition Corporation appearing in Amendment No. 1 to Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York
November 1, 2021